POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of (i) the Chief Financial
Officer of Mellanox Technologies, Ltd. (the "Company"), who is currently Jacob
Shulman, (ii) the Company's General
Counsel and Vice President Legal, who is currently Gideon Rosenberg, and (iii)
the Company's Senior Corporate
Counsel, who is currently Cheryl Ganapol, and their respective successors, signing singly, with full power of
substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director
of the Company, Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of
the Securities Exchange Act of 1934 and the rules and regulations thereunder and a Form ID, Uniform
Application for Access Codes to File on EDGAR;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Forms 3, 4 or 5 or Form ID and timely file such forms
(including amendments thereto) and application with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full
power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and
powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange Act of 1934.

       The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally
or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless
the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these
respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information
provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing
Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse the Company and such attorney-in-
fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such
loss, claim, damage, liability or action.

       This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the
purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact
named in any Prior Powers of Attorney is hereby revoked.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless
earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded
by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th  day
of May, 2014.

Signature:  /s/ David Perlmutter